UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Edgeview Dr., Suite 300 Broomfield, CO	80021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

303-301-3271

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	GOGO	NASDAQ Global Select Market
Preferred Stock Purchase Rights	GOGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Share Repurchase

On September 15, 2022, Gogo Inc. (the “Company”) agreed to repurchase 1,500,000 shares of Common Stock owned by affiliates of BlackRock, Inc. (“BlackRock”) in a private transaction, for an aggregate purchase price of $18,345,000, or $12.23 per share (the “Repurchase”). The closing of the Repurchase will take place on or before September 21, 2022. The Repurchase is expected to be funded with cash on hand.

Request Pursuant to Shareholder Rights Plan

BlackRock inadvertently acquired beneficial ownership of more than 4.9% of the Gogo Inc.’s (the “Company”) common stock (“Common Stock”), exceeding the threshold stipulated in the Company’s Section 382 Rights Agreement, dated September 23, 2020 (the “Plan”). On September 15, 2022, pursuant to the Plan and following approval by the Board of Directors of the Company, the Company requested that BlackRock, as promptly as practicable, divest sufficient shares of Common Stock to take its beneficial ownership below 4.9% (the “Shareholder Rights Plan Request”). Following completion of such requested share divestiture, BlackRock shall be deemed not to be an “Acquiring Person” under the Plan. Based on information provided by BlackRock, the Company estimates that after the closing of the Repurchase, BlackRock would need to divest another approximately 100,000 shares of Common Stock in order to divest enough shares of Common Stock so as to not be deemed an “Acquiring Person” under the Plan. The Company can provide no assurances as to the specific timing and amount of sales by BlackRock or that BlackRock will in fact divest sufficient shares of Common Stock so as to not be deemed an “Acquiring Person” under the Plan.

A press release announcing the foregoing events was issued on September 15, 2022 and is attached hereto as Exhibit 99.1.

Forward-Looking Statements

Certain disclosures in this report include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Company’s business outlook, industry, business strategy, plans, goals and expectations concerning the Company’s market position, international expansion, future technologies, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this report. Forward-looking statements reflect the Company’s current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, the Company can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, our ability to effectively evaluate and pursue strategic opportunities. Additional information concerning these and other factors can be found under the caption “Risk Factors” in the Company’s Annual Report on

Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2022, and in the Company’s Quarterly Reports on Form 10-Q as filed with the SEC on May 5, 2022 and August 5, 2022. Any one of these factors or a combination of these factors could materially affect the Company’s financial condition or future results of operations and could influence whether any forward-looking statements contained in this report ultimately prove to be accurate. The Company’s forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated September 15, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By:	/s/ Barry Rowan
Barry Rowan
Executive Vice President and Chief Financial Officer

Date: September 15, 2022